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EXHIBIT 10.1
SECOND AMENDMENT AGREEMENT


This Second Amendment Agreement is made as of the 10th day of June, 1997, by and among STERIS CORPORATION, an Ohio corporation ("Borrower"), KEYBANK NATIONAL ASSOCIATION (successor by merger to Society National Bank), as Agent ("Agent") and the banking institutions listed on the signature pages hereto ("Banks"):



WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of May 13, 1996, as amended and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for revolving loans and swing loans aggregating not more than One Hundred Twenty-Five Million Dollars, all upon certain terms and conditions ("Credit Agreement");



WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;



WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;



NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:



1. Article I of the Credit Agreement is hereby amended to delete the definition of "Consolidated EBIT" in its entirety and to insert in place thereof the following:



"Consolidated EBIT" shall mean, for any period on a consolidated basis for Borrower and its Subsidiaries, the sum of the amounts for such period of:



(a) Consolidated Net Earnings, provided that: (i) all gains and all losses realized by Borrower and its Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of Borrower or any Subsidiary, shall be excluded from such Consolidated Net Earnings, (ii) net income or net loss of Borrower and its Subsidiaries combined on a "pooling of interests" basis attributable to any period prior to the date of such combination shall be excluded from such Consolidated Net Earnings, (iii)(A) all items of gain or loss which are properly classified as extraordinary in accordance with GAAP, (B) all charges recorded for costs in connection with the Merger which are properly classified as non-recurring in accordance with GAAP, and (C) all non-recurring (in accordance with GAAP) restructuring charges incurred in connection with any acquisition shall be excluded from such Consolidated Net Earnings, (iv) all items which are properly classified in accordance with GAAP as cumulative effects of accounting changes shall be excluded from such Consolidated Net Earnings, and (v) net income of any Person which is not a Subsidiary of Borrower and its Subsidiaries and which is consolidated with Borrower and its Subsidiaries or is accounted for by Borrower and its Subsidiaries by the equity method of accounting shall be included in such Consolidated Net Earnings only to the extent of the amount of dividends or distributions paid to Borrower and its Subsidiaries or a Subsidiary;



(b) Consolidated Interest Expense; and



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(c) charges for federal, state, local and foreign income taxes.



2. Section 5.9 of the Credit Agreement is hereby deleted in its entirety with the following being inserted in place thereof:



SECTION 5.9 LEVERAGE. Borrower shall not suffer or permit at any time, for Borrower and its Subsidiaries, on a consolidated basis, the ratio of (a) (i) Funded Senior Debt, plus (ii) Subordinated Indebtedness, to (b) (i) Funded Senior Debt, plus (ii) Subordinated Indebtedness, plus (iii) Consolidated Net Worth, to be greater than .50 to 1.00, based upon the financial statements of Borrower and its Subsidiaries for the most recent calendar quarter.



3. Section 5.10 of the Credit Agreement is hereby deleted in its entirety with the words "Intentionally Omitted" to be inserted in place thereof.



4. Section 5.11 of the Credit Agreement is hereby amended to delete sub-part (d) in its entirety and to insert in place thereof the following:



(d) purchase money Liens on real estate and fixed assets securing loans not in excess of the aggregate amount, for all Companies, of Twenty Five Million Dollars ($25,000,000); and



5. Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Second Amendment Agreement; (b) officials executing this Second Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Possible Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of the Second Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing, and Borrower and each Subsidiary hereby waives and releases Agent and each of the Banks from any and all such claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto and (f) this Second Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.



6. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.



7. This Second Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.



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8. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.


Address:    5960 Heisley Road               STERIS CORPORATION
            Mentor, OH 44060                By:  /s/ Bill R. Sanford
                                               --------------------------------------
                                            Bill R. Sanford, Chairman, President, and
                                            Chief Executive Officer


                                            And:  /s/ Michael A. Keresman, III
                                                -------------------------------------
                                            Michael A. Keresman, III, Senior Vice
                                            President, and Chief Financial Officer

Address:    Key Tower                       KEYBANK NATIONAL ASSOCIATION
            127 Public Square               as a Bank and as Agent
            Mailcode: OH-01-27-0611         By:  /s/ Thomas A. Crandell
            Cleveland, OH 44114-0611           --------------------------------------
                                            Thomas A. Crandell, Assistant Vice
                                            President

Address:    600 Superior Avenue             BANK ONE, COLUMBUS, NA
            Cleveland, OH 44114-2650        By:  /s/  Babette C. Coerdt
            Attention: N. Ohio Large Corp.     --------------------------------------
            Markets Group, #0149            Babette C. Coerdt, Vice President and Group
                                            Manager


Address:    611 Woodland Avenue             NBD BANK
            Detroit, MI 48226               By:  /s/ Paul R. DeMelo
            Attention: Mid-corporate           --------------------------------------
            Banking Division                Paul R. DeMelo, Vice President


Address:    One Cleveland Center            PNC BANK, NATIONAL ASSOCIATION
            1375 E. 9th St., Ste. 1250      By:  /s/ Bryon A. Pike
            Cleveland, OH 44114                --------------------------------------
            Attention: Corporate Banking    Bryon A. Pike, Vice President



Attention:  Pittsburgh Branch               ABN AMRO BANK N.V., PITTSBURGH
            One PPG Place, Ste. 2950        BRANCH
            Pittsburgh, PA 15222-5400       By: ABN AMRO North America, Inc., as
                                            agent

                                            By:  /s/ Roy D. Hasbrook
                                                --------------------------------------
                                             Roy D. Hasbrook, Group Vice President and
                                             Director

                                             And:  /s/ Kathyrn C. Toth
                                                 -------------------------------------
                                             Kathyrn C. Toth, Vice President


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The undersigned each consent to the terms hereof.


                      AMSCO INTERNATIONAL, INC.
                      MEDICAL & ENVIRONMENTAL DESIGNS, INC.
                      ECOMED, INC.
                      AMERICAN STERILIZER COMPANY
                      AMSCO STERILE RECOVERIES, INC.
                      AMSCO INTERNATIONAL SALES CORPORATION
                      HAS, INC.
                      AMSCO EUROPE, INC.
                      AMSCO ASIA PACIFIC, INC.
                      AMSCO LATIN AMERICA, INC.
                      CALGON VESTAL, INC.
                      SURGICOT, INC.

                      By: /s/ Bill R. Sanford
                         ------------------------------
                      Bill R. Sanford, President of each of the Companies listed above

                      And: /s/ Michael A. Keresman, III
                          -----------------------------
                      Michael A. Keresman, III, Vice President, and Secretary of each of the Companies listed above


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